UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2022

GENUFOOD ENERGY ENZYMES CORP.

(Exact name of registrant as specified in charter)

Nevada	000-56112	68-0681158
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1108 S. Baldwin Avenue, Suite 107 Arcadia, California	91007
(Address of principal executive offices)	(Zip Code)

(855) 707-2077

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities	registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 14, 2022, Wen-Piao (Jack) Lai resigned from the Chief Executive Officer position and the President position of Genufood Energy Enzymes Corp. (the “Company”). Wen-Piao (Jack) Lai remains as a director of the Board of Directors (the “Board”) of the Company. Wen-Piao (Jack) Lai did not advise the Company of any disagreement with the Company on any matter relating to its operations, policies or practices.

On July 14, 2022, the Board of the Company appointed David Tang, age 44, as the new Chief Executive Officer of the Company to fill the vacancy created by the resignation of Wen-Piao (Jack) Lai, effective July 15, 2022. Prior to joining the Company, Mr. Tang was a Relationship Manager of Venture Lending Emerging Technologies division at East West Bank in California from 2019 to 2022. Prior to that, Mr. Tang was an advisor to many startups in Hong Kong, including Maxvoice and Maxisense from 2016 to 2019. Mr. Tang was the founder and the Chief Executive Officer of Fontainebleau Partners, a technology startup in Hong Kong from 2012 to 2016. In 2011, Mr. Tang was an Equity Research Analyst at BNP Paribas Securities in Hong Kong and Taipei. In 2009, Mr. Tang was an MBA Consultant for Swire Coca-Cola HK Limited. From 2005 to 2008, Mr. Tang was a Relationship Manager at Manufacturing Bank in California, a Sumitomo Mitsui Banking Corporation subsidiary. From 2004 to 2005, Mr. Tang was a Client Financial Analyst at Citibank in California. Mr. Tang has a bachelor degree in History from University of California, Irvine and a Master of Business Administration degree in Finance from Hong Kong University of Science & Technology. Mr. Tang is currently a mentor at KidsX Accelerator, a network of pediatric experts and innovators founded and administered by Children’s Hospital Los Angeles.

In addition, the Board has approved the following compensation to David Tang: 1) an annual base salary of $150,000, and 2) the stock options to purchase 15,000,000 shares of the Company’s common stock. On July 29, 2022, the Company and David Tang executed an employment agreement (the “Employment Agreement”) documenting the terms and conditions of David Tang’s employment mentioned hereinabove. There are no arrangements or understandings between David Tang and any other persons pursuant to which he was selected as the Chief Executive Officer. David Tang has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There is no family relationship between David Tang and any other director or officer of the Company.

On July 14, 2022, the Board appointed Jui Pin (John) Lin as the new President of the Company with a monthly salary of $3,000. Jui Pin (John) Lin has served as a director since June 17, 2021. He also served as the Company’s President from March 4, 2020 to August 1, 2021 and as the Company’s Chief Executive Officer from March 18, 2020 to August 1, 2021. Mr. Lin previously served as the Company’s President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer, and as a director, from April 18, 2017 to August 4, 2017.

On July 14, 2022, the Board appointed Kuang Ming (James) Tsai as the new Chief Operating Officer with a monthly salary of $1,800. Kuang Ming (James) Tsai has served as a director of the Board since June 11, 2018. Mr. Tsai served as the Company’s President from June 29, 2018 to March 4, 2020, the Company’s Chief Executive Officer from June 29, 2018 to March 18, 2020 and the Company’s Chief Financial Officer from September 12, 2018 to March 18, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENUFOOD ENERGY ENZYMES CORP.

Date: July 29, 2022	By:	/s/ David Tang
David Tang
Chief Executive Officer

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